Exhibit 99.02

Resignation From the Board of Directors
And Officer of SoftNet Technology Corp.
Effective 12:01 A.M. September 29, 2006

            As of the date and time first written above, I, James M. Farinella, hereby resign may post as Chairman of the Board of Directors, and any Committees to which I have been appointed, as well as my resignation as an officer or employee, of SoftNet Technology Corp. (the “Corporation”).

            As of the date hereof, except as set forth in the Cancellation and Discharge of Loan Agreement, I have no claims for compensation or reimbursement of expenses as against the Corporation.

Dated: September 29, 2006

                                                                        By: __/s/ James M. Farinella_______
                                                                                  James M. Farinella